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                                                                   EXHIBIT 99.13

EQUITY ONE: 2005-4
LTV > 90.00
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                                                                   MINIMUM     MAXIMUM
Scheduled Principal Balance             $ 106,295,702             $ 37,983   $ 550,045
Average Scheduled Principal Balance         $ 154,950
Number of Mortgage Loans                          686

Weighted Average Gross Coupon                  7.481%               5.500%     11.200%
Weighted Average FICO Score                       649                  559         813
Weighted Average Original LTV                  97.64%               90.35%     100.00%
Weighted Average Total LTV (w/Silent
  Seconds)                                     97.64%               90.35%     100.00%
Weighted Average LTV of Silent 2nd              0.00%                0.00%       0.00%
Weighted Average DTI                           42.12%                7.99%      61.33%

Weighted Average Original Term             356 months           120 months  360 months
Weighted Average Stated Remaining Term     355 months           119 months  360 months
Weighted Average Seasoning                   1 months             0 months   20 months

Weighted Average Gross Margin                  6.910%               2.930%      9.650%
Weighted Average Minimum Interest Rate         7.286%               4.930%     11.200%
Weighted Average Maximum Interest Rate        13.604%              11.500%     17.200%
Weighted Average Initial Rate Cap              2.971%               1.000%      3.000%
Weighted Average Subsequent Rate Cap           1.014%               1.000%      1.500%
Weighted Average Months to Roll             28 months  15 months             60 months

Maturity Date                                                   Jul 1 2015  Aug 1 2035
Maximum Zip Code Concentration                  0.74%   30331 (Atlanta, GA)

ARM                                            52.65%  First Lien              100.00%
Fixed Rate                                     47.35%
                                                       AIV                       0.62%
2/28 6 Mo LIBOR ARM                            31.07%  Full Doc                 92.76%
2/28 6 Mo LIBOR ARM IO                          5.58%  SI                        6.61%
3/27 6 Mo LIBOR ARM                            10.17%
3/27 6 Mo LIBOR ARM IO                          1.55%  Cash Out Refinance       74.10%
5/25 6 MO LIBOR                                 3.75%  Purchase                 21.29%
5/25 6 MO LIBOR IO                              0.52%  Rate/Term Refinance       4.61%
Balloon 15 Year                                 0.21%
Balloon 15 Year IO                              0.11%  Condominium               2.95%
Fixed Rate 10 Year                              0.05%  Duplex                    1.20%
Fixed Rate 15 Year                              0.43%  Single Family            95.85%
Fixed Rate 20 Year                              1.46%
Fixed Rate 25 Year                              0.60%  Investor Non-owner        1.05%
Fixed Rate 30 Year                             42.70%  Primary                  98.95%
Fixed Rate 30 Year IO                           1.68%
Fixed Rate 40/30 Balloon                        0.12%  No Silent Second        100.00%

Interest Only                                   9.45%  Top 5 States:
Not Interest Only                              90.55%  Michigan                  9.13%
                                                       Ohio                      8.01%
Prepay Penalty: 0 months                        8.08%  Illinois                  7.66%
Prepay Penalty: 12 months                       6.44%  Indiana                   6.92%
Prepay Penalty: 24 months                      25.70%  Florida                   6.07%
Prepay Penalty: 30 months                       0.21%
Prepay Penalty: 36 months                      26.78%
Prepay Penalty: 48 months                       0.63%
Prepay Penalty: 60 months                      32.17%

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